UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 16, 2005

000-14136

(Commission file number)

ARIES VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada	84-0987840
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525
San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005, the Board of Directors of Aries Ventures Inc. (the “Company”) appointed Dennis J. Mulroy to the position of Chief Financial Officer.  He will also serve as Chief Financial Officer of Cardium Therapeutics, Inc., the Company’s wholly owned subsidiary. Mr. Mulroy brings to the Company over 20 years of corporate financial experience spanning several industries, having served most recently as Chief Financial Officer at Molecular Imaging Corporation, a publicly-traded diagnostic services company.  Previously he held senior financial positions at public and privately-held companies, including SeraCare Life Sciences Inc., Bioceutix Inc., Bidland Systems, FirstWorld Communications Inc., River Medical Inc., IVAC Holding Inc.,  Spectragrahics Corporation and IMED Corporation.  He is a Certified Public Accountant in the State Of California and began his career with Ernst & Young.  Mr. Mulroy earned a Bachelor of Business Administration from the University of San Diego.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES VENTURES INC.

Date: November 18, 2005	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer